[FOR USE IN U.S. FOR EXECUTIVES WITH EMPLOYMENT AGREEMENT]
INC RESEARCH HOLDINGS, INC.
2014 Equity Incentive Plan
Performance Restricted Stock Unit Award Agreement
This Performance Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between INC Research Holdings, Inc., a Delaware corporation (the “Company”), and Participant Name (the “Participant”), effective as of Grant Date (the “Date of Grant”).
RECITALS
WHEREAS, the Company has adopted the INC Research Holdings, Inc. 2014 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Performance Restricted Stock Units payable in shares of Common Stock (the “Shares”), subject to the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Performance Restricted Stock Units. The Company has granted to the Participant, effective as of the Date of Grant, Number of PRSUs Granted (“Total Award”) Performance Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan (the “PRSUs”).

2.	Vesting Eligibility of PRSUs. Subject to the terms and conditions set forth in the Plan and this Agreement, the PRSUs will be eligible for vesting as follows:

(a)
General. Except as otherwise provided in Section 2(b), the PRSUs will be eligible for vesting based on the attainment of certain Performance Goals during the Performance Periods as set forth on Appendix A. The Committee will, promptly after the filing of the Company’s Form 10-K (or other report publicly furnished to the Securities and Exchange Commission ("SEC")) for each of the Performance Periods, review the applicable financial data as reported in the Form 10-K (or such other report referenced above) and certify in writing whether and to what extent the Performance Goals for each Performance Period set forth in Appendix A have been attained, and what PRSUs are eligible for vesting as a result of such performance, in accordance with Section 10 of the Plan. In no event will determination of achievement of the Performance Goals occur later than two and one-half (2 ½) months following the end of the last Performance Period. Only to the extent the Performance Goals are achieved, as certified by the

Committee, will the PRSUs be eligible for vesting and settlement as described in Section 3 below.

(b)
Effect of Change in Control. Any portion of the Total Award not previously forfeited will be deemed fully vested immediately upon the Participant’s termination of Service (i) by the Company without Cause (as defined in the Plan), or (ii) by Participant for Good Reason as described below, in either case at the time of, or within twelve (12) months immediately following, the consummation of a Change in Control occurring after the Date of Grant (either of such events of termination within such period, a “CIC Termination”).

(c)
Good Reason Defined. As used in this Agreement, “Good Reason” shall mean the occurrence, without Participant’s express written consent, of any of the following events: (i) a material reduction in Participant’s base salary or Target Bonus percentage under the INC Research, LLC Management Incentive Plan, if applicable; (ii) a material adverse change to Participant’s authority, job duties or responsibilities as compared to Participant’s authority, job duties or responsibilities immediately prior to the Change in Control; (iii) a requirement that Participant relocate to a principal place of employment more than fifty (50) miles from the Company’s offices at 3201 Beechleaf Court, in Raleigh, North Carolina or Participant’s assigned principal office location with any Subsidiary as of immediately prior to the occurrence of the Change in Control; or (iv) if Participant has an effective employment agreement, service agreement, or other similar agreement with the Company or any Subsidiary, a material breach of such agreement, provided, that, any event described in clauses (i), (ii), (iii) and (iv) above shall constitute Good Reason only if the Participant provides the Company with written notice of the basis for the Participant’s Good Reason within forty-five (45) days of the initial actions or inactions of the Company or any Subsidiary giving rise to such Good Reason and the Company or applicable Subsidiary has not cured the identified actions or inactions within thirty (30) days of such notice, and provided further that Participant terminates his or her Service within thirty (30) days following the Company or applicable Subsidiary’s failure to cure within the thirty (30) day cure period.

3.	Settlement of PRSUs.

(a)
Settlement in Stock. PRSUs eligible for vesting as described in Section 2 above will be settled by delivering to Participant, by one of the methods set forth in Section 3(b) below, a number of Shares equal to the number of such vesting-eligible PRSUs on the Vesting Date (as hereafter defined). For purposes of this Agreement, the “Vesting Date” will be the earlier of (x) the date on which the Committee approves the achievement of the Performance Goals after the filing of the Form 10-K for the year ending December 31, 2018 (or such other report referenced in Section 2(a) above), provided that the Participant must remain in Service through such date, or (y) the date on which a CIC Termination occurs, in each case subject to the provisions of Section 7 of this Agreement.

(b)
BookEntry Registration of the Shares; Delivery of Shares. As soon as practical after the Vesting Date but in no event later than two and one-half (2½) months following the end of the calendar year in which the Vesting Date occurs, the Company will, at its election, either: (i) issue a certificate representing the Shares payable pursuant to this Agreement; or (ii) not issue any certificate representing the Shares payable pursuant to this Agreement and instead document the Participant’s interest in the Shares by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in bookentry form in the Participant’s name. In any case, subject to the maximum payment period set forth above in this Section 3(b), the Company may provide a reasonable delay in the issuance or delivery of the Shares to address TaxRelated Items, withholding, and other administrative matters. Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(c)
Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the Shares subject to the PRSUs, including voting and dividend rights, unless and until the Shares are delivered as described in Section 3(b) above.

(d)
Withholding Requirements. In connection with the delivery of Shares as described in Section 3(b) above, the Participant agrees to make adequate arrangements satisfactory to the Company to meet the minimum statutory amount necessary to satisfy any applicable federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld by one or a combination of the following: (1) cash payment by the Participant to the Company prior to the Vesting Date of an amount that the Company will apply to the required withholding; (2) withholding from proceeds of the sale of Shares acquired upon settlement of the PRSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (3) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; or (4) to the extent allowed by the Company in its discretion, withholding of Shares that would otherwise be delivered as described in Section 3(b) above. For the purposes of alternative (4) above, any Shares withheld shall be credited for purposes of the withholding requirements at the closing price of the Company’s stock on the Vesting Date, as applicable. If the Vesting Date is a non-trading day, the valuation of the Shares withheld will be determined as of the first trading day preceding such date. In the absence of an arrangement by the Participant that is acceptable to the Company for payment of withholding obligations, the Company at its discretion shall establish the method of withholding from alternatives (2) through (4) above. However, notwithstanding the preceding provisions of this Section 3(d) if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (2) through (4) above.

4.
Forfeiture. Except as provided in Section 2(b) above relating to certain terminations of Service occurring in connection with a Change in Control, all PRSUs (whether eligible for vesting or not) will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason prior to the Vesting Date. In addition, any PRSUs for a given Performance Period which are not eligible for vesting after determination of the attainment of the Performance Goals for such Performance Period will be forfeited as of the date of certification by the Committee and will not carry over to subsequent Performance Periods. Without limiting the generality of the foregoing, the PRSUs and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

5.
Adjustment to PRSUs. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the PRSUs may be adjusted in accordance with Section 4.5 of the Plan.

6.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

7.	Application of Section 409A of the Code.

(a)
The parties intend that the delivery of Shares or other consideration in respect of the PRSUs provided under this Agreement satisfies, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) (or any other applicable exemption), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the delivery of Shares or other consideration in respect of the PRSUs provided under this Agreement will be conducted, and this Agreement will be construed, in a manner that complies with Section 409A and is consistent with the requirements for avoiding additional taxes or penalties under Section 409A.

(b)
To the extent that (i) one or more of the payments or benefits received or to be received by Participant pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (ii) Participant is a “specified employee” within the meaning of Section 409A, then solely to the extent necessary to avoid the imposition of any additional Tax-Related Items under Section 409A, the commencement of any payments or benefits under this Agreement will be deferred until the date that is six months following the Participant’s “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), (or, if earlier, the date of death of the Participant) and will instead be paid on the date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty (30) days thereafter.

(c)
The Company makes no representations to Participant regarding the compliance of this Agreement or the PRSUs with Section 409A, and Participant is solely responsible for the payment of any taxes or penalties arising applicable federal, state, or foreign law, including but not limited to Section 409A, with respect to the grant of the PRSUs and the delivery of the Shares upon settlement of the PRSUs.

8.	Miscellaneous Provisions

(a)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)
NonTransferability. The PRSUs and the rights and privileges conferred thereby shall be non-transferrable except as provided by Section 15.3 of the Plan. Any shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.

(c)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(d)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(e)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(f)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(g)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)	Amendment. Except as otherwise provided in the Plan, his Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(j)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant and each party to this Agreement agrees that it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(k)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(l)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the PRSUs subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock PRSUs Award Agreement as of the date first written above.
INC RESEARCH HOLDINGS, INC.
By:
Name:
Title:

PARTICIPANT
[Electronic Signature]
______________________________
Participant Signature
Name: [Participant Name]
Acceptance Date: [Acceptance Date]

Signature Page to Performance Restricted Stock Unit Award Agreement

A-1

APPENDIX A
PERFORMANCE GOALS FOR PRSU VESTING ELIGIBILITY
The vesting eligibility of the PRSUs granted pursuant to the attached Performance Restricted Stock Unit Award Agreement will be determined by the Committee in accordance with the Plan and this Appendix A.
Performance Periods: There will be three performance periods in which one-third of the Total Award amount granted in Section 1 above will be measured against the Performance Goals stated in the table below for each year.

Performance Period	Performance Goal	Dates	Units Subject to the Performance Goal
1	2016 EPS	January 1, 2016 to December 31, 2016	One-third of Total Award
2	2017 EPS	January 1, 2017 to December 31, 2017	One-third of Total Award
3	2018 EPS	January 1, 2018 to December 31, 2018	One-third of Total Award

Performance Goals: PRSUs will be eligible for vesting based upon Adjusted Diluted Net Income Earnings per share (or EPS) for each of the three Performance Periods as reported in the Company’s Form 10-K, or in such other report publicly filed with the SEC, for each Performance Period based on the following schedules.

<financial targets>

No pro-rated portion of the PRSUs for a given Performance Period will be eligible for vesting based on EPS levels between the stated amounts.

Appendix A – Performance Restricted Stock Unit Award Agreement